UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 1, 2013

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item  5.02                                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On October 1, 2013, Penns Woods Bancorp, Inc. (the “Company”), Luzerne Bank (the “Bank”), a wholly-owned subsidiary of the Company, and Robert J. Glunk, Senior Vice President and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank, entered into an employment agreement (the “Employment Agreement”).  The Employment Agreement supersedes and replaces, effective October 1, 2013, Mr. Glunk’s existing employment agreement with the Company and Jersey Shore State Bank, the term of which was to expire in October 2013.

The initial term of the Employment Agreement is two years and expires on September 30, 2015.  The Employment Agreement renews on October 1, 2015 and on each October 1 thereafter for an additional one-year period unless either party gives written notice to the other of nonrenewal at least 60 days prior thereto.

Mr. Glunk’s base salary under the Employment Agreement is $165,000. The Employment Agreement provides for participation in employee benefit plans and programs maintained by the Company or the Bank for the benefit of their executive officers, including bonus programs, participation in health, disability benefit, life insurance, pension, profit sharing, retirement and stock-based compensation plans and certain fringe benefits, including use of an automobile.  Mr. Glunk was paid a relocation bonus of $10,000 and will be paid a monthly housing allowance of $1,575 for a period of one year.

The Employment Agreement provides that if on or within 24 months following a “change in control” of the Company or the Bank, either the Bank terminates Mr. Glunk for a reason other than cause or disability or Mr. Glunk resigns after the occurrence of specified circumstances that constitute constructive termination (i.e., “good reason”), Mr. Glunk will receive a lump-sum cash payment equal to two times the sum of (i) his then current salary and (ii) the average of the last three annual bonuses paid to him preceding his termination of employment.  If the Company or the Bank terminates Mr. Glunk for a reason other than cause or disability absent a “change in control,” Mr. Glunk will continue to receive his then current base salary for the remaining term of the Employment Agreement and continuation of health insurance benefits for one year.

The Employment Agreement provides for the reduction of any “change in control” payments to Mr. Glunk to the extent necessary to ensure that he will not receive “excess parachute payments” under Section 280G of the Internal Revenue Code that would result in the imposition of an excise tax under Section 4999 of the Code.

Upon termination of employment, Mr. Glunk will generally be subject to certain non-competition and non-solicitation covenants for one year. In the event Mr. Glunk’s employment terminates as a result of a notice of non-renewal of the Agreement by the Company or the Bank, the non-competition covenants will terminate upon his termination of employment.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1.  The foregoing description is qualified by reference to the Employment Agreement.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

10.1                       Employment Agreement between Penns Woods Bancorp, Inc., Luzerne Bank, and Robert J. Glunk, dated October 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: March 10, 2015

	By:	/s/ Brian L. Knepp
Brian L. Knepp
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Penns Woods Bancorp, Inc., Luzerne Bank, and Robert J. Glunk, dated October 1, 2013.